NAKED BRAND GROUP INC.
2014 LONG-TERM INCENTIVE PLAN (“LTIP”)

1. Purposes of the LTIP

     The purposes of the LTIP are to (a) promote the long-term success of the Company and its Affiliates and to increase shareholder value by providing Eligible Individuals with incentives to contribute to the long-term growth and profitability of the Company, and (b) assist the Company in attracting, retaining and motivating highly qualified individuals who are in a position to make significant contributions to the Company and its Affiliates.

     The LTIP shall become effective on June 6, 2014 subject to its approval by shareholders (the “Effective Date”). If the LTIP is not approved by shareholders, it shall be void ab initio and of no further force and effect. Upon the Effective Date, no further Awards will be granted under the Prior Plan.

2. Definitions and Rules of Construction

     (a) Definitions. For purposes of the LTIP, the following capitalized words shall have the meanings set forth below: “Affiliate” means any Subsidiary and any person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

     “Award” means an Option, Restricted Share, Restricted Share Unit, Stock Appreciation Right, Performance Stock, Performance Stock Unit, Cash Performance Unit or Other Award granted by the Committee pursuant to the terms of the LTIP.

     “Award Document” means an agreement, certificate or other type or form of document or documentation approved by the Committee that sets forth the terms and conditions of an Award. An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.

     “Beneficial Owner” and “Beneficially Owned” have the meaning set forth in Rule 13d-3 under the Exchange Act.

     “Board” means the Board of Directors of the Company, as constituted from time to time.

     “Cash Performance Unit” means a right to receive a Target Amount of cash in the future granted pursuant to Section 10(b).

     “Cause” has the meaning determined by the Committee at the time of grant and set forth in the applicable Award Document. In the absence of any alternative definition approved by the Committee, Cause shall mean a termination of the Participant’s employment with the Company or one of its Affiliates (i) for “cause” as defined in an employment agreement applicable to the Participant, or (ii) in the case of a Participant who does not have an employment agreement that defines “cause”, because of: (A) any act or omission that constitutes a material breach by the Participant of any obligations under an employment agreement with the Company or one of its Affiliates or an Award Document; (B) the continued failure or refusal of the Participant to substantially perform the duties reasonably required of the Participant as an employee of the Company or one of its Affiliates; (C) any willful and material violation by the Participant of any law or regulation applicable to the business of the Company or one of its Affiliates, or the Participant’s conviction of a felony, or any willful perpetration by the Participant of a common law fraud; or (D) any other willful misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any of its Affiliates.

     “Change of Control” means:

     (i) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then-outstanding securities; or

     (ii) The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

     (iii) There is consummated a merger or consolidation of the Company, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, at least fifty (50%) percent of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities; or

     (iv) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty (50%) percent of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

      Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Code and the payment or settlement of the Award will accelerate upon a Change of Control, no event set forth herein will constitute a Change of Control for purposes of the LTIP or any Award Document unless such event also constitutes a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A of the Code.

     “Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings, regulations and guidance promulgated thereunder as amended from time to time.

     “Committee” means the Compensation Committee of the Board, any successor committee thereto or any other committee appointed from time to time by the Board to administer the LTIP, which committee shall meet the requirements of Section 162(m) of the Code, Section 16(b) of the Exchange Act [if and so long as there is Common Stock registered under Section 12(b) or 12(g) of the Exchange Act], the applicable rules of the OTCQB and all other applicable rules and regulations (in each case as amended or superseded from time to time); provided, however, that, if any Committee member is found not to have met the qualification requirements of Section 162(m) of the Code or Section 16(b) of the Exchange Act, any actions taken or Awards granted by the Committee shall not be invalidated by such failure to so qualify.

     “Common Share” means a share of Common Stock, as may be adjusted pursuant to Section 13(b).

     “Common Stock” means the common stock of the Company, or such other class of share or other securities as may be applicable under Section 13.

     “Company” means Naked Brand Group Inc., a Nevada corporation, or any successor to all or substantially all of the Company’s business that adopts the LTIP.

      “Disability” means a physical or mental disability or infirmity of the Participant that prevents the normal performance of substantially all of the Participant’s duties as an employee of the Company or any Affiliate, which disability or infirmity shall exist for any continuous period of 180 days within any twelve (12) month period. Notwithstanding the previous sentence, with respect to an Award that is subject to Section 409A of the Code where the payment or settlement of the Award will accelerate upon termination of employment as a result of the Participant’s Disability, no such termination will constitute a Disability for purposes of the LTIP or any Award Document unless such event also constitutes a “disability” as defined under Section 409A of the Code.

     “EBITDA” means earnings before interest, taxes, depreciation and amortization.

     “EBITA” means the Company’s earnings before interest, taxes and amortization. “Eligible Individuals” means the individuals described in Section 4(a) who are eligible for Awards under the LTIP.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as amended from time to time.

     “Fair Market Value” means, with respect to a Common Share, the fair market value thereof as of the relevant date of determination, as determined in accordance with the valuation methodology approved by the Committee in compliance with Section 409A of the Code, if applicable. In the absence of any alternative valuation methodology approved by the Committee, the Fair Market Value of a Common Share on a given date shall equal the higher of the closing selling price of a Common Share on such date (or the most recent trading date if such date is not a trading date) on the OTCQB or such other securities exchanges, if any, as may be designated by the Board from time to time.

     “Full Value Award Limit” means the maximum number of Common Shares that may be issued pursuant to (i) Restricted Shares, (ii) Restricted Share Units, (iii) Performance Stock, (iv) Performance Stock Units or (v) Other Awards as set forth in Section 5(a) and modified pursuant to Section 5(b).

     “Good Reason” has the meaning determined by the Committee at the time of grant and set forth in the applicable Award Document. In the absence of any alternative definition approved by the Committee, Good Reason shall mean (i) the diminution of the Participant’s title and/or responsibilities or (ii) the Participant being required to relocate more than twenty-five (25) miles from the Participant’s then-existing office.

      “LTIP” means this Naked Brand Group Inc. 2014 Long-Term Incentive Plan, as amended or restated from time to time.

     “LTIP Limit” means the maximum aggregate number of Common Shares that may be issued for all purposes under the LTIP as set forth in Section 5(a).

     “Incentive Stock Option” means an Option that is intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

     “Nonqualified Stock Option” means an Option that is not intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

      “Option” means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to Section 7.

     “OTCQB” means the OTCQB marketplace operated by the OTC Market Group.

      “Other Award” means any form of Award (other than an Option, Performance Stock, Performance Stock Unit, Cash Performance Unit, Restricted Share, Restricted Share Unit or Stock Appreciation Right) granted pursuant to Section 11.

     “Participant” means an Eligible Individual who has been granted an Award under the LTIP.

     “Performance Period” means the period established by the Committee and set forth in the applicable Award Document over which Performance Targets are measured.

     “Performance Stock” means a Target Amount of Common Shares granted pursuant to Section 10(a).

     “Performance Stock Unit” means a right to receive a Target Amount of Common Shares granted pursuant to Section 10(a).

     “Performance Target” means the performance goals established by the Committee, from among the performance criteria provided in Section 6(g), and set forth in the applicable Award Document.

     “Person” means any person, entity or “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) a person or group as used in Rule 13d-1(b) under the Exchange Act.

     “Prior Plan” means the Search By Headlines.com Corp. 2012 Stock Option Plan, as amended from time to time.

     “Restricted Share” means a Common Share granted or sold pursuant to Section 8(a).

     “Restricted Share Unit” means a right to receive one or more Common Shares (or cash, if applicable) in the future granted pursuant to Section 8(b).

     “Stock Appreciation Right” means a right to receive all or some portion of the appreciation on Common Shares granted pursuant to Section 9.

     “Subsidiary” means any foreign or domestic corporation, limited liability company, partnership or other entity of which 50% or more of the outstanding voting equity securities or voting power is Beneficially Owned directly or indirectly by the Company. For purposes of determining eligibility for the grant of Incentive Stock Options under the LTIP, the term “Subsidiary” shall be defined in the manner required by Section 424(f) of the Code.

     “Substitute Award” means any Award granted upon assumption of, or in substitution or exchange for, outstanding employee equity awards previously granted by a company or other entity acquired by the Company or with which the Company combines in connection with a corporate transaction pursuant to the terms of an equity compensation plan that was approved by the shareholders of such company or other entity.

     “Target Amount” means the target number of Common Shares or target cash value established by the Committee and set forth in the applicable Award Document.

     (b) Rules of Construction. The masculine pronoun shall be deemed to include the feminine pronoun, and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of the LTIP.

3. Administration

     (a) Committee. The LTIP shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, to:

     (i) select the Participants from the Eligible Individuals;

     (ii) grant Awards in accordance with the LTIP;

     (iii) determine the number of Common Shares subject to each Award or the cash amount payable in connection with an Award;

     (iv) determine the terms and conditions of each Award, including, without limitation, those related to term, permissible methods of exercise, vesting, cancellation, forfeiture, payment, settlement, exercisability, Performance Periods, Performance Targets, and the effect or occurrence, if any, of a Participant’s termination of employment, separation from service or leave of absence with the Company or any of its Affiliates or, subject to Section 6(d), a Change of Control of the Company;

     (v) subject to Sections 15 and 16(f), amend the terms and conditions of an Award after the granting thereof;

     (vi) specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards;

      (vii) make factual determinations in connection with the administration or interpretation of the LTIP; (viii) adopt, prescribe, establish, amend, waive and rescind administrative regulations, rules and procedures relating to the LTIP;

     (ix) employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the LTIP and to rely upon any advice, opinion or computation received therefrom;

     (x) vary the terms of Awards to take into account tax and securities laws (or change thereto) and other regulatory requirements or to procure favorable tax treatment for Participants;

     (xi) correct any defects, supply any omission or reconcile any inconsistency in any Award Document or the LTIP; and

     (xii) make all other determinations and take any other action desirable or necessary to interpret, construe or implement properly the provisions of the LTIP or any Award Document.

     (b) LTIP Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the LTIP and any Award Document delivered under the LTIP.

     (c) Prohibited Actions. Notwithstanding the authority granted to the Committee pursuant to Section 3(a) and 3(b), the Committee shall not have the authority, without obtaining shareholder approval, to (i) reprice or cancel Options and Stock Appreciation Rights in violation of Section 6(h), (ii) amend Section 5 to increase the LTIP Limit or any of the special limits listed therein or (iii) grant Options or Stock Appreciation Rights with an exercise price that is less than 100% of the Fair Market Value of a Common Share on the date of grant in violation of Section 6(j).

     (d) Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the LTIP and in construing and interpreting the LTIP shall be made in the Committee’s sole discretion and shall be final, binding and conclusive for all purposes and upon all persons interested herein.

     (e) Delegation of Authority. To the extent not prohibited by applicable laws, rules and regulations, the Committee may, from time to time, delegate some or all of its authority under the LTIP to a subcommittee or subcommittees thereof or other persons or groups of persons as it deems necessary, appropriate or advisable under such conditions or limitations as it may set at the time of such delegation or thereafter; provided, however, that the Committee may not delegate its authority (i) to make Awards to individuals (A) who are subject on the date of the Award to the reporting rules under Section 16(a) of the Exchange Act, (B) whose compensation for such fiscal year may be subject to the limit on deductible compensation pursuant to Section 162(m) of the Code or (C) who are officers of the Company who are delegated authority by the Committee hereunder, or (ii) pursuant to Section 15. For purposes of the LTIP, reference to the Committee shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 3(e).

     (f) Liability of Committee and its Delegates. Subject to applicable laws, rules and regulations: (i) no member of the Board or Committee (or its delegates pursuant to Section 3(e)) shall be liable for any good faith action, omission or determination made in connection with the operation, administration or interpretation of the LTIP and (ii) the members of the Board or the Committee (and its delegates) shall be entitled to indemnification and reimbursement in accordance with applicable law in the manner provided in the Company’s bylaws and any indemnification agreements as they may be amended from time to time. In the performance of its responsibilities with respect to the LTIP, the Committee shall be entitled to rely upon information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such information and/or advice.

     (g) Action by the Board. Anything in the LTIP to the contrary notwithstanding, subject to applicable laws, rules and regulations, any authority or responsibility that, under the terms of the LTIP, may be exercised by the Committee may alternatively be exercised by the Board.

4. Eligibility

     (a) Eligible Individuals. Awards may be granted to officers, employees, directors and consultants of the Company or any of its Affiliates. The Committee shall have the authority to select the persons to whom Awards may be granted and to determine the type, number and terms of Awards to be granted to each such Participant.

     (b) Grants to Participants. The Committee shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant solely by reason of such Eligible Individual having received a prior Award or having been previously designated as a Participant. The Committee may grant more than one Award to a Participant and may designate an Eligible Individual as a Participant for overlapping periods of time.

5. Common Shares Subject to the LTIP

     (a) LTIP Limit. Subject to adjustment in accordance with Section 13, the maximum aggregate number of Common Shares that may be issued for all purposes under the LTIP shall be 110,000,000 Common Shares. Common Shares issued pursant to Awards under the LTIP may be either authorized and unissued Common Shares or Common Shares held by the Company in its treasury, or a combination thereof. All of the Common Shares subject to the LTIP Limit may be issued pursuant to Incentive Stock Options. Subject to Section 5(b), the maximum number of Common Shares that may be granted pursuant to (i) Restricted Shares, (ii) Restricted Share Units, (iii) Performance Stock, (iv) Performance Stock Units or (v) Other Awards shall not exceed 55,000,000 Common Shares.

     (b) Rules Applicable to Determining Common Shares Available for Issuance. The number of Common Shares remaining available for issuance will be reduced by the number of Common Shares subject to outstanding Awards and, for Awards that are not denominated by Common Shares, by the number of Common Shares actually delivered upon settlement or payment of the Award; provided, however, that, notwithstanding the above, for every one Common Share issued in respect of an award of (i) Restricted Shares, (ii) Restricted Share Units, (iii) Performance Stock, (iv) Performance Stock Units or (v) Other Awards in excess of the Full Value Award Limit, the number of Common Shares that are available for issuance under the LTIP shall be reduced by two (2) Common Shares. For purposes of determining the number of Common Shares that remain available for issuance under the LTIP, (i) the number of Common Shares that are tendered by a Participant or withheld by the Company to pay the exercise price of an Award or to satisfy the Participant’s tax withholding obligations in connection with the vesting, exercise or settlement of an Award and (ii) all of the Common Shares covered by a stock-settled Stock Appreciation Right to the extent exercised shall not be added back to the LTIP Limit. In addition, for purposes of determining the number of Common Shares that remain available for issuance under the LTIP, the number of Common Shares corresponding to Awards under the LTIP that are forfeited or cancelled or otherwise expire for any reason without having been exercised or settled or that are settled through the issuance of consideration other than Common Shares (including, without limitation, cash) shall be added back to the LTIP Limit and again be available for the grant of Awards; provided, however, that this provision shall not be applicable with respect to (i) the cancellation of a Stock Appreciation Right granted in tandem with an Option upon the exercise of the Option or (ii) the cancellation of an Option granted in tandem with a Stock Appreciation Right upon the exercise of the Stock Appreciation Right.

     (c) Special Limits. Anything to the contrary in Section 5(a) above notwithstanding, but subject to adjustment under Section 13, the following special limits shall apply to Common Shares available for Awards under the LTIP:

     (i) the maximum number of Common Shares that may be subject to Options and Stock Appreciation Rights granted to any Eligible Individual in any calendar year shall equal 60,000,000 Common Shares; and

     (ii) the maximum amount of Awards (other than those Awards set forth in Section 5(c)(i)) that may be awarded to any Eligible Individual in any calendar year is nine million dollars ($9,000,000) measured as of the date of grant (with respect to Awards denominated in cash) or 60,000,000 Common Shares measured as of the date of grant (with respect to Awards denominated in Common Shares).

     (d) To the extent not prohibited by applicable laws, rules and regulations, any Common Shares underlying Substitute Awards shall not be counted against the number of Common Shares remaining for issuance and shall not be subject to Section 5(c).

6. Awards in General

     (a) Types of Awards; Exercise. Awards under the LTIP may consist of Options, Restricted Shares, Restricted Share Units, Stock Appreciation Rights, Performance Stock, Performance Stock Units, Cash Performance Units and Other Awards. Any Award described in Sections 7 through 11 may be granted singly or in combination or tandem with any other Award, as the Committee may determine. Subject to Section 6(g), Awards under the LTIP may be made in combination with, in replacement of, or as alternatives to awards or rights under any other compensation or benefit plan of the Company, including the plan of any acquired entity. Subject to the provisions of the LTIP and the applicable Award Document, the Committee shall determine the permissible methods of exercise for any Award.

     (b) Terms Set Forth in Award Document. The terms and conditions of each Award shall be set forth in an Award Document in a form approved by the Committee for such Award, which Award Document shall contain terms and conditions not inconsistent with the LTIP. Notwithstanding the foregoing, and subject to applicable laws, rules and regulations, the Committee may at any time following grant (i) accelerate the vesting, exercisability, lapse of restrictions, settlement or payment of any Award, (ii) eliminate the restrictions and conditions applicable to an Award or (iii) extend the post-termination exercise period of an outstanding Award (subject to the limitations of Section 409A of the Code). The terms of Awards may vary among Participants, and the LTIP does not impose upon the Committee any requirement to make Awards subject to uniform terms. Accordingly, the terms of individual Award Documents may vary.

     (c) Termination of Employment . The Committee shall specify at or after the time of grant of an Award the provisions governing the disposition of an Award in the event of a Participant’s termination of employment, with the Company or any of its Affiliates or the Participant’s death or disability. Subject to applicable laws, rules and regulations, in connection with a Participant’s termination of employment, the Committee shall have the discretion to accelerate the vesting, exercisability or settlement of, eliminate the restrictions or conditions applicable to, or extend the post-termination exercise period of an outstanding Award (subject to the limitations of Section 409A of the Code). Such provisions may be specified in the applicable Award Document or determined at a subsequent time.

     (d) Change of Control.

     (i) The Committee shall have full authority to determine the effect, if any, of a Change of Control of the Company or any Subsidiary on the vesting, exercisability, settlement, payment or lapse of restrictions applicable to an Award, which effect may be specified in the applicable Award Document or determined at a subsequent time. Subject to applicable laws, rules and regulations, the Board or the Committee shall, at any time prior to, coincident with or after the effective time of a Change of Control, take such actions as it may consider appropriate, including, without limitation: (A) provide for the acceleration of any vesting or exercisability of an Award, (B) provide for the deemed attainment of performance conditions relating to an Award, (C) provide for the lapse of restrictions relating to an Award, (D) provide for the assumption, substitution, replacement or continuation of any Award by a successor or surviving corporation (or a parent or subsidiary thereof) with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving corporation (or a parent or subsidiary thereof), (E) provide that that an Award shall terminate or expire unless exercised or settled in full on or before a date fixed by the Committee, or (F) terminate or cancel any outstanding Award in exchange for a cash payment (including, if as of the date of the Change of Control, the Committee determines that no amount would have been realized upon the exercise of the Award, then the Award may be cancelled by the Company without payment of consideration).

     (ii) In the absence of action by the Committee pursuant to Section 6(d)(i) above, the following provisions shall apply in the event of a Change of Control:

     (1) To the extent the successor company (or a subsidiary or parent thereof) assumes the Award, with appropriate adjustments pursuant to Section 13 to preserve the value of the Award, or provides a substitute for the Award on substantially the same terms and conditions, the existing vesting schedule will continue to apply.

     (2) To the extent (x) the successor company (or a subsidiary or parent thereof) does not assume or provide a substitute for an Award on substantially the same terms and conditions or (y) the successor company (or a subsidiary or parent thereof) assumes the Award as provided in Section 6(d)(i)(1) above and the Participant’s employment or service relationship is terminated without Cause or with Good Reason within twenty-four (24) months following the Change of Control:

(A) any and all Options and Stock Appreciation Rights outstanding as of the effective date of the Change of Control shall become immediately exercisable, and shall remain exercisable until the earlier of the expiration of their initial term or the second (2nd) anniversary of the Participant’s termination of employment with the Company;

(B) any restrictions imposed on Restricted Shares and Restricted Share Units outstanding as of the effective date of the Change of Control shall lapse;

(C) the Performance Targets with respect to all Performance Units, Performance Stock and other performance-based Awards granted pursuant to Sections 6(g) or 10 outstanding as of the effective date of the Change of Control shall be deemed to have been attained at the specified target level of performance; and

(D) the vesting of all Awards denominated in Common Shares outstanding as of the effective date of the Change of Control shall be accelerated.

     (iii) Notwithstanding any other provision of the LTIP or any Award Document, the provisions of this Section 6(d) may not be terminated, amended, or modified following a Change of Control in a manner that would adversely affect a Participant’s rights with respect to an outstanding Award without the prior written consent of the Participant. The Committee may terminate, amend or modify this Section 6(d) at any time and from time to time prior to a Change of Control.

     (e) Dividends and Dividend Equivalents. The Committee may provide Participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding Award, which payments can either be paid currently or deemed to have been reinvested in Common Shares, and can be made in Common Shares, cash or a combination thereof, as the Committee shall determine; provided, however, that (i) no payments of dividends or dividend equivalents may be made unless and until the related Award is earned and vested and (ii) the terms of any reinvestment of dividends must comply with all applicable laws, rules and regulations, including, without limitation, Section 409A of the Code. Notwithstanding the foregoing, no dividends or dividend equivalents shall be paid with respect to Cash Performance Units, Options or Stock Appreciation Rights.

     (f) Rights of a Shareholder. A Participant shall have no rights as a shareholder with respect to Common Shares covered by an Award (including voting rights) until the date the Participant or his nominee becomes the holder of record of such Common Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 13.

     (g) Performance-Based Awards.

     (i) The Committee may determine whether any Award under the LTIP is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Awards designated to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Targets to the extent required by Section 162(m) of the Code and will be subject to all other conditions and requirements of Section 162(m). The Performance Targets may include one or more of the following performance criteria: net income; cash flow or cash flow on investment; operating cash flow; pre-tax or post-tax profit levels or earnings; profit in excess of cost of capital; operating earnings; return on investment; free cash flow; free cash flow per share; earnings per share; return on assets; return on net assets; return on equity; return on capital; return on invested capital; return on sales; sales growth; growth in managed assets; operating margin; operating income; total shareholder return or stock price appreciation; EBITDA; EBITA; revenue; net revenues; market share, market penetration; productivity improvements; inventory turnover measurements; reduction of losses, loss ratios or expense ratios; reduction in fixed costs; operating cost management; cost of capital; and debt reduction.

     (ii) The Performance Targets shall be determined in accordance with generally accepted accounting principles (subject to adjustments and modifications approved by the Committee in advance) consistently applied on a business unit, divisional, subsidiary or consolidated basis or any combination thereof.

     (iii) The Performance Targets may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Subsidiary, business unit, or region and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, business unit, or region) or measured relative to selected peer companies or a market index. At the time of grant, the Committee may provide for adjustments to the performance criteria in accordance with Section 162(m) of the Code.

     (iv) The Participants will be designated, and the applicable Performance Targets will be established, by the Committee within ninety (90) days following the commencement of the applicable Performance Period (or such earlier or later date permitted or required by Section 162(m) of the Code). Each Participant will be assigned a Target Amount payable if Performance Targets are achieved. Any payment of an Award granted with Performance Targets shall be conditioned on the written certification of the Committee in each case that the Performance Targets and any other material conditions were satisfied. The Committee may determine, at the time of grant, that if performance exceeds the specified Performance Targets, the Award may be settled with payment greater than the Target Amount, but in no event may such payment exceed the limits set forth in Section 5(c). The Committee retains the right to reduce any Award notwithstanding the attainment of the Performance Targets.

     (v) The Committee may also grant Awards not intended to qualify as “performance-based compensation” under Section 162(m) of the Code. With respect to such Awards, the Committee may establish Performance Targets based on any criteria as it deems appropriate.

     (h) Repricing of Options and Stock Appreciation Rights. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of Common Shares), the terms of outstanding Awards may not be amended, without shareholder approval, to reduce the exercise price of outstanding Options or Stock Appreciation Rights, or to cancel outstanding Options or Stock Appreciation Rights in exchange for (i) cash or other property, (ii) Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights or (iii) other Awards.

     (i) Recoupment. Notwithstanding anything in the LTIP to the contrary, all Awards granted under the LTIP, any payments made under the LTIP and any gains realized upon exercise or settlement of an Award shall be subject to claw-back or recoupment as permitted or mandated by applicable law, rules, regulations or any Company policy as enacted, adopted or modified from time to time.

     (j) Minimum Grant or Exercise Price. In no event shall the exercise price per Common Share of an Option or the grant price per Common Share of a Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Common Share on the date of grant; provided, however that the exercise price of a Substitute Award granted as an Option shall be determined in accordance with Section 409A of the Code and may be less than one hundred percent (100%) of the Fair Market Value.

     (k) Term of Options and SARs. An Option or Stock Appreciation Right shall be effective for such term as shall be determined by the Committee and as set forth in the Award Document relating to such Award. The Committee may extend the term of an Option or Stock Appreciation Right after the time of grant; provided, however, that the term of an Option or Stock Appreciation Right may in no event extend beyond the tenth (10th) anniversary of the date of grant of such Award.

7. Terms and Conditions of Options

     (a) General. The Committee, in its discretion, may grant Options to Eligible Individuals and shall determine whether such Options shall be Incentive Stock Options or Nonqualified Stock Options. Each Option shall be evidenced by an Award Document that shall expressly identify the Option as an Incentive Stock Option or Nonqualified Stock Option, and be in such form and contain such provisions as the Committee shall from time to time deem appropriate.

     (b) Payment of Exercise Price. Subject to the provisions of the applicable Award Document and Company policy in effect from time to time, the exercise price of an Option may be paid (i) in cash or cash equivalents, (ii) by actual delivery or attestation to ownership of freely transferable Common Shares already owned by the person exercising the Option, (iii) by a combination of cash and Common Shares equal in value to the exercise price, (iv) through net share settlement or similar procedure involving the withholding of Common Shares subject to the Option with a value equal to the exercise price or (v) by such other means as the Committee may authorize. In accordance with the rules and procedures authorized by the Committee for this purpose, the Option may also be exercised through a “cashless exercise” procedure authorized by the Committee from time to time that permits Participants to exercise Options by delivering irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the exercise price and the amount of any required tax or other withholding obligations or such other procedures determined by the Company from time to time.

     (c) Incentive Stock Options. The exercise price per Common Share of an Incentive Stock Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant, but in no event shall the exercise price of an Incentive Stock Option be less than one hundred percent (100%) of the Fair Market Value of a Common Share on the date of grant. No Incentive Stock Option may be issued pursuant to the LTIP to any individual who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (i) the exercise price determined as of the date of grant is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant of the Common Shares subject to such Incentive Stock Option and (ii) the Incentive Stock Option is not exercisable more than five (5) years from the date of grant thereof. No Participant shall be granted any Incentive Stock Option which would result in such Participant receiving a grant of Incentive Stock Options that would have an aggregate Fair Market Value in excess of one hundred thousand dollars ($100,000), determined as of the time of grant, that would be exercisable for the first time by such Participant during any calendar year. Any amounts above this limit shall be treated as Non-Qualified Stock Options. No Incentive Stock Option may be granted under the LTIP after the tenth anniversary of the Effective Date. The terms of any Incentive Stock Option granted under the LTIP shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, as amended from time to time.

     (d) Non-Qualified Stock Options. The Committee, in its discretion, may grant Non-Qualified Stock Options that contain an “early exercise” feature, which shall provide a Participant with the right (but not the obligation) to immediately exercise such portion of the Option for Common Stock that shall be subject to the same vesting schedule as the underlying Option.

8. Terms and Conditions of Restricted Shares and Restricted Share Units

     (a) Restricted Shares. The Committee, in its discretion, may grant or sell Restricted Shares to Eligible Individuals. An Award of Restricted Shares shall consist of one or more Common Shares granted or sold to an Eligible Individual, and shall be subject to the terms, conditions and restrictions set forth in the LTIP and established by the Committee in connection with the Award and specified in the applicable Award Document. Restricted Shares may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which it may be canceled.

     (b) Restricted Share Units. The Committee, in its discretion, may grant Restricted Share Units to Eligible Individuals. A Restricted Share Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the LTIP and the applicable Award Document, one or more Common Shares. Restricted Share Units may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which they may be canceled. If and when the cancellation provisions lapse, the Restricted Share Units shall become Common Shares owned by the applicable Participant or, at the sole discretion of the Committee, cash, or a combination of cash and Common Shares, with a value equal to the Fair Market Value of the Common Shares at the time of payment.

9. Stock Appreciation Rights

     The Committee, in its discretion, may grant Stock Appreciation Rights to Eligible Individuals. The Committee may grant Stock Appreciation Rights in tandem with Options or as stand-alone Awards. Each Stock Appreciation Right shall be subject to the terms, conditions and restrictions set forth in the LTIP and established by the Committee in connection with the Award and specified in the applicable Award Document. A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to payment specified in the applicable Award Document, an amount equal to the excess, if any, of the Fair Market Value of a Common Share on the exercise date of the number of Common Shares for which the Stock Appreciation Right is exercised over the per Common Share grant price for such Stock Appreciation Right specified in the applicable Award Document. Payments to a Participant upon exercise of a Stock Appreciation Right may be made in cash or Common Shares, as determined by the Committee on or following the date of grant.

10. Terms and Conditions of Performance Stock, Performance Stock Units and Cash Performance Units

     (a) Performance Stock or Performance Stock Units. The Committee may grant Performance Stock or Performance Stock Units to Eligible Individuals. An Award of Performance Stock or Performance Stock Units shall consist of, or represent a right to receive, a Target Amount of Common Shares granted to an Eligible Individual based on the achievement of Performance Targets over the applicable Performance Period, and shall be subject to the terms, conditions and restrictions set forth in the LTIP and established by the Committee in connection with the Award and specified in the applicable Award Document. Payments to a Participant in settlement of an Award of Performance Stock or Performance Stock Units may be made in cash or Common Shares, as determined by the Committee on or following the date of grant.

     (b) Cash Performance Units. The Committee, in its discretion, may grant Cash Performance Units to Eligible Individuals. A Cash Performance Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the LTIP and established by the Committee in connection with the Award and specified in the applicable Award Document, a Target Amount of cash based upon the achievement of Performance Targets over the applicable Performance Period. Payments to a Participant in settlement of an Award of Cash Performance Units may be made in cash or Common Shares, as determined by the Committee on or following the date of grant.

11. Other Awards

     The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above that the Committee determines to be consistent with the purpose of the LTIP and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Common Shares, for the acquisition or future acquisition of Common Shares, or any combination thereof.

12. Certain Restrictions

     (a) Transfers. No Award shall be transferable other than pursuant to a beneficiary designation approved by the Company, by last will and testament or by the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order, as the case may be; provided, however, that the Committee may, subject to applicable laws, rules and regulations and such terms and conditions as it shall specify, permit the transfer of an Award, other than an Incentive Stock Option, for no consideration to a permitted transferee.

     (b) Award Exercisable Only by Participant. During the lifetime of a Participant, an Award shall be exercisable only by the Participant or by a permitted transferee to whom such Award has been transferred in accordance with Section 12(a) above. The grant of an Award shall impose no obligation on a Participant to exercise or settle the Award.

     (c) Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to any Award as of the date of transfer of the Award rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83 of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

13. Recapitalization or Reorganization

     (a) Authority of the Company and Shareholders. The existence of the LTIP, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Shares or the rights thereof or which are convertible into or exchangeable for Common Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     (b) Change in Capitalization. Notwithstanding any provision of the LTIP or any Award Document, the number and kind of Common Shares authorized for issuance under Section 5, including the maximum number of Common Shares available under the special limits provided for in Section 5(c), shall be equitably adjusted in the manner deemed necessary by the Committee in the event of a stock split, reverse stock split, stock dividend, recapitalization, reorganization, partial or complete liquidation, reclassification, merger, consolidation, separation, extraordinary stock or cash dividend, split-up, spin-off, combination, exchange of Common Shares, warrants or rights offering to purchase Common Shares at a price substantially below Fair Market Value, or any other corporate event or distribution of stock or property of the Company affecting the Common Shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the LTIP. In addition, upon the occurrence of any of the foregoing events, the number and kind of Common Shares subject to any outstanding Award and the exercise price per Common Share (or the grant price per Common Share, as the case may be), if any, under any outstanding Award shall be equitably adjusted in the manner deemed necessary by the Committee (including by payment of cash to a Participant) in order to preserve the benefits or potential benefits intended to be made available to Participants. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject (subject to the limitations of Section 409A of the Code).

14. Term of the LTIP

     Unless earlier terminated pursuant to Section 15, the LTIP shall terminate on the tenth (10th) anniversary of the Effective Date, except with respect to Awards then outstanding. No Awards may be granted under the LTIP after the tenth (10th) anniversary of the Effective Date.

15. Amendment and Termination

     Subject to applicable laws, rules and regulations, the Board may at any time terminate or, from time to time, amend, modify or suspend the LTIP; provided, however, that no termination, amendment, modification or suspension (i) will be effective without the approval of the shareholders of the Company if such approval is required under applicable laws, rules and regulations, including the rules of the OTCQB and such other securities exchanges, if any, as may be designated by the Board from time to time, and (ii) shall materially and adversely alter or impair the rights of a Participant in any Award previously made under the LTIP without the consent of the holder thereof. Notwithstanding the foregoing, the Board shall have broad authority to amend the LTIP or any Award under the LTIP without the consent of a Participant to the extent it deems necessary or desirable (a) to comply with, or take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations, (b) to take into account unusual or nonrecurring events or market conditions (including, without limitation, the events described in Section 13(b)), or (c) to take into account significant acquisitions or dispositions of assets or other property by the Company.

16. Miscellaneous

     (a) Tax Withholding. The Company or an Affiliate, as appropriate, may require any individual entitled to receive a payment of an Award to remit to the Company, prior to payment, an amount sufficient to satisfy any applicable tax withholding requirements. In the case of an Award payable in Common Shares, the Company or an Affiliate, as appropriate, may permit or require a Participant to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold shares that would otherwise be received by such individual or to repurchase shares that were issued to the Participant to satisfy the minimum statutory withholding rates for any applicable tax withholding purposes, in accordance with all applicable laws and pursuant to such rules as the Committee may establish from time to time. The Company or an Affiliate, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with an Award) any applicable taxes required to be withheld with respect to such payments.

     (b) No Right to Awards or Employment. No person shall have any claim or right to receive Awards under the LTIP. Neither the LTIP, the grant of Awards under the LTIP nor any action taken or omitted to be taken under the LTIP shall be deemed to create or confer on any Eligible Individual any right to be retained in the employ of the Company or any of its Affiliates, or to interfere with or to limit in any way the right of the Company or any of its Affiliates to terminate the employment of such Eligible Individual at any time. No Award shall constitute salary, recurrent compensation or contractual compensation for the year of grant, any later year or any other period of time. Payments received by a Participant under any Award made pursuant to the LTIP shall not be included in, nor have any effect on, the determination of employment-related rights or benefits under any other employee benefit plan or similar arrangement provided by the Company and its Affiliates, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

     (c) Securities Law Restrictions. An Award may not be exercised or settled, and no Common Shares may be issued in connection with an Award, unless the issuance of such shares (i) has been registered under the Securities Act of 1933, as amended, (ii) has qualified under applicable state “blue sky” laws (or the Company has determined that an exemption from registration and from qualification under such state “blue sky” laws is available) and (iii) complies with all applicable securities laws. The Committee may require each Participant purchasing or acquiring Common Shares pursuant to an Award under the LTIP to represent to and agree with the Company in writing that such Eligible Individual is acquiring the Common Shares for investment purposes and not with a view to the distribution thereof. All certificates for Common Shares delivered under the LTIP shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Common Shares are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (d) Section 162(m) of the Code. The LTIP is intended to comply in all respects with Section 162(m) of the Code; provided, however, that in the event the Committee determines that compliance with Section 162(m) of the Code is not desired with respect to a particular Award, compliance with Section 162(m) of the Code will not be required. In addition, if any provision of this LTIP would cause Awards that are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, to fail to so qualify, that provision shall be severed from, and shall be deemed not to be a part of, the LTIP, but the other provisions hereof shall remain in full force and effect.

     (e) Section 16 of the Exchange Act. Notwithstanding anything contained in the LTIP or any Award Document under the LTIP to the contrary, if the consummation of any transaction under the LTIP, or the taking of any action by the Committee in connection with a Change of Control of the Company, would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than 180 days.

     (f) Section 409A of the Code. To the extent that the Committee determines that any Award granted under the LTIP is subject to Section 409A of the Code, the Award Document evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the LTIP and Award Documents shall be interpreted in accordance with Section 409A of the Code and interpretive guidance issued thereunder. Notwithstanding any contrary provision in the LTIP or an Award Document, if the Committee determines that any provision of the LTIP or an Award Document contravenes any regulations or guidance promulgated under Section 409A of the Code or would cause an Award to be subject to additional taxes, accelerated taxation, interest and/or penalties under Section 409A of the Code, the Committee may modify or amend such provision of the LTIP or Award Document without consent of the Participant in any manner the Committee deems reasonable or necessary. In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Committee may have pursuant to the LTIP shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority would contravene Section 409A of the Code.

     (g) Awards to Individuals Subject to Laws of a Jurisdiction Outside of the United States. To the extent that Awards under the LTIP are awarded to Eligible Individuals who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted hereunder to such person (i) to comply with the laws, rules and regulations of such jurisdiction and (ii) to permit the grant of the Award not to be a taxable event to the Participant. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Eligible Individuals who are subject to the laws of jurisdictions outside of the United States.

     (h) References to Termination of Employment. References to “termination of employment” shall also mean termination of any other service relationship of the Participant with the Company, as applicable.

     (i) No Limitation on Corporate Actions. Nothing contained in the LTIP shall be construed to prevent the Company or any Affiliate from taking any corporate action, whether or not such action would have an adverse effect on any Awards made under the LTIP. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

     (j) Unfunded Plan. The LTIP is intended to constitute an unfunded plan for incentive compensation. Prior to the issuance of Common Shares, cash or other form of payment in connection with an Award, nothing contained herein shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company.

     (k) Successors. All obligations of the Company under the LTIP with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

     (l) Application of Funds. The proceeds received by the Company from the sale of Common Shares pursuant to Awards will be used for general corporate purposes.

     (m) Satisfaction of Obligations. Subject to applicable laws, rules and regulations, the Company may apply any cash, Common Shares, securities or other consideration received upon exercise of settlement of an Award to any obligations a Participant owes to the Company and its Affiliates in connection with the LTIP or otherwise.

     (n) Award Document. In the event of any conflict or inconsistency between the LTIP and any Award Document, the LTIP shall govern and the Award Document shall be interpreted to minimize or eliminate any such conflict or inconsistency.

     (o) Headings. The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the LTIP.

     (p) Severability. If any provision of this LTIP is held unenforceable, the remainder of the LTIP shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the LTIP.

     (q) Governing Law. Except as to matters of federal law, the LTIP and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Nevada.